                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                 ----------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------

                      DIVERSIFIED SECURITY SOLUTIONS, INC.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                          22-3690168
--------------------------------------------------------------------------------
(State or other jurisdiction                              (I.R.S. Employer
      of incorporation)                                    Identification
                                                               Number)

280 Midland Avenue, Saddle Brook, New Jersey                   07663
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                  (Zip Code)

                               Employee Stock Plan

                            (Full Title of the Plans)

                            Arnold N. Bressler, Esq.
                      Milberg Weiss Bershad & Schulman LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165

                ------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 594-5300

                ------------------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

Approximate date of commencement of proposed sale to the public: As Soon As Practicable After This Registration Statement Becomes Effective.


                               Page 1 of 6 Pages

                        Exhibit Index Begins on Page II-3

                  (Facing Page Continued on the Following Page)

                          (Continuation of Facing Page)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed Maximum           Amount of
    Title of Securities         Amount to be       Proposed Maximum Offering       Aggregate Offering       Registration Fee
      to be Registered           Registered           Price Per Share(1)                Price(1)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value         52,550 shares             $5.16--(2)                  $271,158.00                $34.36
$.01 per share

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Shares on the American Stock Exchange, Inc. on December 6, 2004 of $5.16 per share.

     This registration statement on Form S-8 (the "Registration Statement") will become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Item 1. Plan Information.

        See Item 2 below.

Item 2. Registration Information and Employee Plan Annual Information.

         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of Registration Statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed. In accordance with Rule 428, documents containing information specified in Part I of Form S-8 are not being filed with the Securities and Exchange Commission (the "Commission") either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission (File No. 001-16779) pursuant to the Securities Exchange Act of 1933 as amended are incorporated by reference into the Registration Statement.

         (a) Registrant's Annual Report on Form 10KSB for the fiscal year ended December 31, 2003 filed on March 31, 2004.

         (b) Registrant's Current Report on Form 8K filed on May 12, 2004.

         (c) Registrant's Quarterly Report on Form 10QSB for the period ended March 31, 2004, filed on May 17, 2004.

         (d) Registrant's Current Report on Form 8K filed on July 21, 2004.

         (e) Registrant's Current Report on Form 8K filed on July 27, 2004.

         (f) Registrant's Quarterly Report on Form 10QSB for the period ended June 30, 2004, filed on August 13, 2004.

         (g) Registrant's Current Report on Form 8K filed on August 23, 2004.

         (h) Registrant's Current Report on Form 8K filed on September 9, 2004.

         (i) Registrant's Quarterly Report on Form 10QSB for the period ended September 30, 2004, filed on November 12, 2004.

         (j) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed August 20, 2004.

         (k) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act of 1934, or Exchange Act, since the end of the fiscal year covered by the annual report referred to above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interest of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Officers and Directors.

         The Company's Certificate of Incorporation limits the liability of Directors to the maximum extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Delaware law provides that the directors of a corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derives an improper personal benefit.

The Company's By-Laws provide that the Company shall indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

Exhibit
Number              Description
------              -----------

5                   Opinion of Milberg Weiss Bershad & Schulman LLP

10                  Employee Stock Plan

23                  Consent of Demetrius & Company, LLC

Item 9. Undertakings.

(1) The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook, State of New Jersey, on this 29th day of November, 2004.

                                   DIVERSIFIED SECURITY SOLUTIONS, INC.

                                          By: /s/ James E. Henry
                                          ----------------------
                                              James E. Henry
                                            Chairman and Chief
                                            Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints James E. Henry and Brian L. Reach and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause t be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: November 29, 2004

                                                                           /s/ James E. Henry
                                                                  -----------------------------------
                                                                             James E. Henry
                                                              Chairman, Chief Executive Officer, Treasurer
                                                                              and Director

Date: November 29, 2004

                                                                         /s/ Irvin F. Witcosky
                                                                  -----------------------------------
                                                                           Irvin F. Witcosky
                                                                        Chief Operating Officer,
                                                                         President and Director

Date: November 29, 2004

                                                                            /s/ Douglas West
                                                                  -----------------------------------
                                                                              Douglas West
                                                                        Chief Financial Officer

Date: November 29, 2004

                                                                           /s/ Brian L. Reach
                                                                  -----------------------------------
                                                                             Brian L. Reach
                                                                 Vice Chairman, Secretary and Director

Date: November 29, 2004

                                                                         /s/ Joseph P. Ritorto
                                                                  -----------------------------------
                                                                           Joseph P. Ritorto
                                                                                Director

Date: November 29, 2004

                                                                          /s/ Robert S. Benou
                                                                  -----------------------------------
                                                                            Robert S. Benou
                                                                                Director

Date: November 29, 2004

                                                                       /s/ Robert L. De Lia, Sr.
                                                                  -----------------------------------
                                                                         Robert L. De Lia, Sr.
                                                                                Director